January 27, 2000

Securities and Exchange Commission
450 Fifth Street,. N.W.
Washington, DC. 20549

RE: Vitro Diagnostics, Inc.
Form 10-KSB for the year ending October 31, 1999
SEC File No. 0-17378

Dear Sir or Madam:

Transmitted herewith through the EDGAR system is Form 10-KSB for the fiscal year ended October 31, 1999 for Vitro Diagnostics, Inc. Should you have any questions or comments concerning this matter please contact the undersigned at 303-794-2000.

Sincerely,


Roger Hurst
President